Exhibit 10.1

EXCLUSIVE DISTRIBUTION AGREEMENT

THIS DISTRIBUTION AGREEMENT made as of the 22nd day of October 2013 (“Effective Date”) by FREEBUTTON, INC., a Nevada corporation (“FreeButton”), James Lynch, an individual (“Lynch”), and Dallas Steinberger, an individual (“Steinberger”), and RIVALFLY NATIONAL NETWORK, LLC, an Illinois limited liability company (“Distributor”). Each of FreeButton and Distributor are a “Party” and both collectively are “Parties”.

RECITALS

A. FreeButton is engaged in the business of creating, developing and delivering B2B and B2C game platforms through various media channels, all utilizing FreeButton’s brands and trademarks.

B. Distributor is an Illinois limited liability company that distributes goods and services to retail locations throughout the United States.

C. Distributor wishes to obtain, and FreeButton has agreed to grant to Distributor, the exclusive right to market, sell and distribute the Product (as defined below), and improvements or enhancements thereof, in the Territory using the Trademarks on the terms and conditions set forth herein.

AGREEMENT

In consideration of their mutual covenants, FreeButton and Distributor agree as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” as to either Party, shall mean any person or entity controlling, controlled by, or under common control with, that Party. For purposes of this definition, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Brokerage Activities” shall mean (i) providing advice or recommendations to any potential investor relating to the advisability of investing in FreeButton, (ii) negotiating any investment in FreeButton, (iii) engaging in any form of solicitation of investors, (iv) delivering or distributing offering memoranda or any information regarding FreeButton or its offering to any potential investor, (v) providing assistance to any potential investor in completing subscription or investment materials, (vi) providing financing to any investor, and (vii) engaging in any other activities that only may be conducted by duly licensed and registered broker-dealers under applicable securities laws.

“Change of Control” shall mean any merger, consolidation, sale of assets or other similar transaction or series of transactions involving FreeButton, other than any such transaction or transactions following which FreeButton or its stockholders continue to own a majority of the combined voting power of the outstanding securities of FreeButton or other entity surviving or succeeding to the business of FreeButton.

“Confidential and Proprietary Information” means all documentation, technical and/or other business information either oral or written, that either Party furnishes to the other that is proprietary or confidential on its face or by its nature whether so marked or not; marked as proprietary or confidential; or which constitutes or bears a logical relationship to information that the receiving Party knows or should reasonably conclude that the other Party deems to be proprietary or confidential, including, but not limited to the following: past, present or future products, software, research and development, inventions, processes, techniques, designs or technical information and data, and marketing plans research, development or business activities, including any unannounced products and services, as well as any information relating to services, developments, services, processes, plans, financial information, customer lists, forecasts and projections, as well as the terms of this Agreement. Such information shall be deemed confidential under this Agreement unless the receiving party proves through clear and convincing evidence that it: (1) is in the public domain through no act or omission of the other Party; (2) is lawfully known by the receiving Party from a source legitimately in possession of the information and with no restriction of confidentiality; or (3) must be disclosed by requirement of law, but in such case the receiving Party shall give the other Party as much notice as possible in order to allow the other Party the opportunity to oppose such disclosure. There is no requirement under this Agreement that “Confidential and Proprietary Information” as used and defined herein must qualify legally as a trade secret.

“End Users” means person(s) or entity(ies) that enter into agreements pursuant to which they obtain the right to use the Product (not resell or redistribute) for payment of no less than One Hundred Dollars ($100.00) per month.

“Distributor” means Rivalfly National Network, LLC, an Illinois limited liability company.

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“Founders” shall mean Lynch and Steinberger.

“FreeButton” means FreeButton, Inc., a Nevada corporation.

“Procuring Cause” means bringing to FreeButton knowledge of or introduction to persons which are prospective purchasers of the FreeButton products including, but not limited to, the Product.

“Product” shall mean the FreeButton game platform, as modified, enhanced and improved from time to time.

“Subdistributors” shall have the meaning set forth in Section 5(b).

“Trademarks” means the FreeButton names, trademarks, trade names, service marks and logos used by FreeButton.

2. Grant of Selling and Distribution Rights and Territory. Subject to the terms and conditions of this Agreement, FreeButton hereby grants to Distributor for the term of this Agreement the exclusive right to sell, market and distribute the Product worldwide.

3. Compensation; Board Seat. Distributor will be compensated as follows:

(a) Initial Issuance. In consideration for Distributor engaging Game Exchange of Colorado, Inc. as a Subdistributor to assist Distributor in its efforts to ensure the broadest distribution network feasible for the Product (the “GEC Contract”), upon execution of the GEC Contract on terms acceptable to FreeButton, and provided that FreeButton has raised capital from investors of at least Five Hundred Thousand Dollars ($500,000.00) from and after the Effective Date, FreeButton shall issue to Distributor 4,000,000 shares of its restricted common stock (the “Stock”) pursuant to the form of Stock Purchase Agreement attached hereto and incorporated herein by this reference as Exhibit A. The stock issuable to Distributor pursuant to this Section 3(a) is not conditioned upon Distributor procuring funding on FreeButton’s behalf, or conditioned upon Distributor engaging in any efforts to secure funding for FreeButton. As such, payment of the Stock is not a commission for securing capital. Although Distributor may introduce investors to FreeButton, Distributor is prohibited from engaging in any Brokerage Activities on FreeButton’s behalf, and represents, warrants and covenants that it has not and will not engage in Brokerage Activities. FreeButton is free, at its sole discretion, to accept or reject the terms of any investment.

(b) Additional Issuances. (i) upon FreeButton’s confirmation that it has completed a successful test phase for the Product, and provided that FreeButton has raised capital from investors of at least $800,000 from and after the Effective Date, FreeButton shall issue to Distributor 4,000,000 shares of the Stock, (ii) for every One Hundred Twenty Five Thousand ($125,000.00) in capital invested in FreeButton during the term of this Agreement over Eight Hundred Thousand Dollars ($800,000), FreeButton will issue to Distributor Two Hundred Fifty Thousand (250,000) shares of the Stock up to a maximum of One Million Five Hundred Thousand (1,500,000) shares of the Stock, and (iii) in the event Distributor is the Procuring Cause for 1,000 End Users, FreeButton will issue to Distributor 1,000,000 shares of the Stock. For an additional 1,000 End User contracts procured by Distributor, FreeButton will issue to Distributor an additional 1,000,000 shares of the Stock. For each additional 1,000 End User contracts, FreeButton will issue to Distributor 653,260 shares of the Stock, until the total number of shares issued pursuant to this Section 3 equals 25,512,500 (the “Maximum Issuance”).

(c) Acceleration. In the event of a Change of Control resulting in net proceeds to FreeButton or its stockholders of at least $50,000,000, the Maximum Issuance shall be deemed fully earned and FreeButton shall issue the Maximum Issuance immediately prior to the close of the Change of Control transaction.

(d) Board Seat. Upon the issuance of 4,000,000 shares of the Stock to Distributor in accordance with subsection (a) hereof, each of the Founders shall vote, or cause to be voted, their shares of stock to ensure that at each annual or special meeting of the stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, a representative of Distributor reasonably acceptable to the Board of Directors be elected to the Board of Directors (the “RNN Representative”). The Founders shall vote their shares in favor of maintaining the RNN Representative on the Board of Directors until the earlier to occur of (a) neither Distributor nor its Affiliates continue to own at least Two Million (2,000,000) shares of the Stock, or (b) the termination of this Agreement for cause as set forth in Section 7(b).

4. Budget; Use of Proceeds. The proceeds of any capital raise closing after the Effective Date during the term of this Agreement shall be used for general working capital purposes pursuant to a budget prepared by FreeButton and approved by Distributor, such approval not to be unreasonably withheld, conditioned or delayed. The budget shall be prepared in a manner that enhances FreeButton’s prospects of developing and commercializing the Product in order for Distributor to have the opportunity to receive the full value and benefits of this Agreement. All proceeds invested in FreeButton after the Effective Date and during the term of this Agreement shall be deposited in a segregated bank account in the name of FreeButton, with required signature authority of at least one managing member of Distributor.

5. Duties of FreeButton. During the term of this Agreement, FreeButton covenants and agrees to:

(a) Business Implementation. FreeButton shall be responsible for, at FreeButton’s sole cost and expense, all matters related to the development and production of the Product ensuring End Users are delivered a viable Product, and all training and technological support services to End Users.

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(b) Subdistributor Assistance. Assist and cooperate with Distributor in connection with Distributor securing the GEC Contract, engaging any other subdistributors approved by FreeButton (“Subdistributors”) and any subdistribution activities to be accomplished pursuant to a subdistribution agreement (“Subdistribution Agreement”), any such Subdistribution Agreement to be in form and substance mutually acceptable to FreeButton and Distributor.

(c) Promotional Materials. Make available to Distributor any advertising and promotional materials which FreeButton may possess for the Product in reasonable amounts and upon reasonable advance notice. FreeButton reserves the right to approve all promotional material used by Distributor, which approval shall not be unreasonably withheld, conditioned or delayed.

(d) Product Delivery. Reasonably cooperate with Distributor in delivering the Product to Distributor packaged in a manner which Distributor determines to be most beneficial for distributing the Product.

(e) Sales and Research Data. Make available to Distributor all sales and research data FreeButton may possess for the Product upon reasonable advance notice.

(f) Supply Requirements. Supply and maintain inventories of the Product adequate to meet Distributor’s anticipated requirements for the Product in a timely manner based on forecasts provided by Distributor to FreeButton, or based on Distributor’s sales history of the Product, and sell and supply to Distributor from time to time Distributor’s reasonable requirements for the Product on the terms and conditions set forth in this Agreement.

(g) Budget; Distribution Fee. As of the Effective Date, FreeButton will implement the existing budget attached hereto and incorporated herein by this reference as Exhibit A, and FreeButton will pay Distributor on a monthly basis during the term of this Agreement the greater of (i) the amount set forth in the budget, or (ii) twenty-five percent (25%) of FreeButton’s gross revenues from subscriptions. Budgeted amounts payable will be paid out of proceeds raised from investors. Any budget increase over 1% per month or any other changes to the budget must be approved by the unanimous vote of the Board of Directors, including the RNN Representative, until such time as monthly revenue for three consecutive months is in excess of $250,000 each month.

(h) Hardware Kit. FreeButton will sell Distributor the hardware kit for the Product at cost (approximately $50 packaged), which Distributor may resell to third parties at an approved price.

6. Duties of Distributor.

(a) Business Assistance. Distributor shall assist FreeButton in the development and production of the Product, training and technological support on the Product to End Users, and at Distributor’s sole cost and expense the marketing and delivery of the Product to End Users.

(b) Commercially Reasonable Efforts; End User Payments. Distributor agrees to use commercially reasonable efforts to effect maximum sales of the Product in a manner that enhances the business, good name, goodwill and reputation of FreeButton and the Product and in a manner that complies with all applicable laws. Subject to this Agreement, Distributor, in its sole discretion, shall determine how its services are to be performed. All payments by End Users shall directly be made to FreeButton, and Distributor shall not give any End User credits, offsets or discounts without the prior written approval of FreeButton.

(c) Cooperation and Coordination. Distributor agrees to use commercially reasonable efforts (a) to keep FreeButton apprised of current market conditions (including non-confidential information regarding the activities of FreeButton's customers and competitors).

7. Term of the Agreement.

(a) Term and Renewal. Unless otherwise terminated earlier under this Agreement, this Agreement shall begin on the Effective Date and continue for a period of five (5) years from the Effective Date. This Agreement shall automatically extend for successive one (1) year terms, provided that Distributor is not then in default under the terms hereof, and unless either Party gives written notice of its intention not to renew at least 90 days prior to the end of the initial term or any renewal term, as applicable.

(b) Termination for Cause. Notwithstanding anything herein to the contrary, this Agreement may be terminated immediately and performance discontinued hereunder on written notice if:

(i) Distributor engages in conduct, whether or not specifically prohibited by this Agreement, which is illegal or unethical;

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(ii) Distributor and/or its subdistributors, collectively, fail to be the Procuring Cause for at least 1,000 End Users within one (1) year of the date FreeButton delivers to Distributor the Product in a form ready for sale to the market;

(iii) A Party defaults in performing any of the material terms, conditions, promises of this Agreement, and the defaulting Party fails to cure such default within thirty (30) days after receipt of written notice of such default; or

(iv) A Party becomes insolvent or enters into a general assignment for the benefit of creditors, or if a receiver is appointed for it, or if such Party files any petition or application under any bankruptcy laws or acts, or is adjudicated a bankrupt.

(c) Rights and Obligations on Termination. In the event of termination of this Agreement for any reason, in addition to any other provision in this Agreement, the Parties shall have the following rights and obligations:

(i) Termination of this Agreement shall not release FreeButton from issuing any Stock earned and deliverable as of the Termination Date pursuant to Section 3 and, except in the event of a termination for Cause (as defined in subsection (b) hereof), shall not release FreeButton from paying to Distributor its then agreed upon share of revenue received by Freebutton from Subdistributors for which Distributor was the Procuring Cause; and

(ii) FreeButton shall have the right, at its option, to (i) cancel any or all orders from End Users from and after the date FreeButton provides notice of termination in accordance with Section 7(c).

8. Trademarks. FreeButton grants to Distributor a non-exclusive and non-transferrable right and license to use the Trademarks to market, sell and distribute the Product.

(a) This Agreement shall not be construed to give Distributor any right, title or interest in any of the Trademarks, but only to permit Distributor to use them for the limited purposes set forth herein. Distributor acknowledges that the Trademarks and the goodwill associated therewith, whether currently existing or accruing in the future, are and shall remain the sole property of FreeButton and not Distributor. FreeButton acknowledges that the trademarks, trade secrets and other intellectual property of Distributor, and the goodwill associated therewith, whether currently existing or accruing in the future, are and shall remain the sole property of Distributor and not FreeButton.

(b) Distributor shall provide FreeButton with reasonable opportunities during the term hereof to inspect and monitor the activities of Distributor and provide representative samples of its advertising, marketing and sales materials bearing the Trademarks in order to ensure Distributor’s use of the Trademarks is in accordance with FreeButton’s standards and instructions.

(c) The expiration or termination of this Agreement automatically terminates all licenses granted to Distributor under this Agreement without further notice, and Distributor agrees that upon any expiration or termination of this Agreement, Distributor shall cease and desist from use of the Trademark in any manner.

9. Representations and Warranties of FreeButton.

(a) Owner of Proprietary Rights; Right to Sell and Distribute. FreeButton represents and warrants that (i) it has the right to sell and distribute the Product, (ii) it is not aware of any trademarks or other proprietary rights which would infringe upon the Trademarks, (iii) except as it relates to Distributor, it has not granted any sublicenses or rights to the Product or to the Trademarks; and (iv) it is authorized and empowered to grant to Distributor a non-exclusive sublicense to utilize the Trademarks and to sell and distribute the Product.

(b) Warranty Against Infringement. FreeButton warrants that the sale or use of the Product and use of the Trademarks will not infringe or contribute to the infringement of any trademarks or trade names, and FreeButton shall defend and hold Distributor harmless from every suit or claim which may be brought against Distributor for any alleged infringements of any of the Trademarks by reason of the sale or use of the Product and agrees to pay all expenses and reasonable attorneys’ fees which may be incurred in defending every suit arising in connection with any alleged infringements, including costs and damages recoverable in every such suit or claim.

(c) Non-Competition. During the term of this Agreement, FreeButton represents and warrants that it shall not enter into any other distribution agreement involving distribution of the Product or otherwise directly or indirectly distribute the Product without obtaining Distributor’s prior written consent. If any of the provisions of this Section 9(c) is held to be unenforceable because of the scope, duration or area of its applicability, the court or arbitrator making such determination shall have the power to modify such scope, duration or area or all of them, and such provision shall then be enforceable in such modified form.

(d) Ability to Perform. FreeButton is operationally and financially able to perform its duties and meet all of its obligations under the terms of this Agreement.

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10. Representations and Warranties of Distributor.

(a) Non-Competition. During the term of this Agreement and for a period of three (3) years thereafter, Distributor represents and warrants that it shall not, directly or indirectly, carry, promote, distribute, produce or sell any products which compete with the Product, without first obtaining FreeButton’s written consent. This paragraph specifically refers only to Distributor and its Affiliates, and non-Affiliate sub-distributors and operators are specifically exempted from this non-compete requirement. If any of the provisions of this Section 10(b) are held to be unenforceable because of the scope, duration or area of its applicability, the court or arbitrator making such determination shall have the power to modify such scope, duration or area or all of them, and such provision shall then be enforceable in such modified form. FreeButton acknowledges and agrees that Distributor and its Affiliates, either directly or indirectly, may distribute, market and sell other products which do not involve the distribution, marketing or sell of products substantially similar to the Product, and that such activity shall not be considered competing products under this Agreement.

(b) Tradename or Trademark Infringement. Distributor represents and warrants that it shall promptly notify FreeButton if it knows or learns of any third party who is infringing or who intends to infringe on the Trademarks or other proprietary rights held by FreeButton, and Distributor warrants that it will cooperate (at FreeButton’s cost) with FreeButton in enforcing FreeButton’ rights against such infringing third party.

11. Relationship of Parties. Nothing contained in this Agreement shall be construed in any manner as creating an agency, partnership, joint venture or any other type of relationship between FreeButton and Distributor except that of independent contractors. Distributor shall not have, nor shall Distributor hold itself out as having, any authority whatsoever, whether express or implied, to assume, create or incur any obligation or liability whatsoever, contractual or otherwise, on behalf of or in the name of FreeButton or to bind FreeButton in any other manner whatsoever except as expressly set forth in this Agreement. Distributor shall not represent or hold itself out as an agent of FreeButton in any manner whatsoever. Distributor is not a dependent agent of FreeButton. Distributor shall not market, promote and sell Product in FreeButton’s name nor hold itself out as having authority to negotiate or conclude contracts on FreeButton’s behalf.

12. Confidentiality.

(a) Each Party acknowledges that the Confidential and Proprietary Information is proprietary to the other Party, and may have been developed as a trade secret at that Party’s expense. Each Party agrees that it will exercise the highest standards to hold and use such information in confidence (except as otherwise permitted by this Agreement). A Party shall not disclose or disseminate the Confidential and Proprietary Information for its own benefit or for the benefit of any third party. Within three (3) days after the termination of this Agreement (or any other time at the other Party’s request), a Party shall return to the other party all copies of Confidential and Proprietary Information in tangible form.

(b) If any Party shall attempt to use or dispose of any Confidential and Proprietary Information or any of its aspects or components or any duplication or modification thereof in a manner contrary to the terms of this Section 12, the other Party shall have the right, without the necessity of filing a bond or other security, in addition to such other remedies that may be available to it, to injunctive relief enjoining such acts or attempts, it being acknowledged that legal remedies are inadequate.

(c) No press releases or other publicity or advertising of any nature regarding this Agreement that mentions this Agreement or the other Party by name shall be released by Distributor without the prior written consent of FreeButton.

13. Indemnification.

(a) Indemnification by Distributor. Subject to the terms of this Agreement, Distributor agrees to indemnify and hold FreeButton, and its Affiliates, officers, directors, employees and agents, harmless from any and all claims, losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees and litigation costs) arising out of the gross negligence or willful misconduct of Distributor, or its sales persons, Subdistributors, employees, agents or representatives, in connection with the marketing, distribution or sale of the Product.

(b) Indemnification by FreeButton. Subject to the terms of this Agreement, FreeButton agrees to indemnify and hold Distributor, and its Affiliates, officers, directors, employees and agents, harmless from any and all claims, losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees and litigation costs) arising out of the gross negligence or willful misconduct of FreeButton or its employees, agents or representatives, in connection with the Product.

(c) Survival of Indemnification. The provisions of this Section 13 shall survive the expiration or other termination of this Agreement with respect to any claim, loss, liability, cost or expense, whenever incurred or asserted, arising out of any act, omission or condition that preceded such expiration or termination.

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14. Assignment; Change of Control. Neither Party shall have the right to assign or otherwise transfer its rights or delegate the performance of its duties under this Agreement without the prior written consent of the other Party. For the purposes of this section, an “assignment” shall be deemed to include, but shall not be limited to, any merger, consolidation or other reorganization of the Party, or any change in the ownership (voluntary, involuntary, by operation of law, creation of new equity or otherwise) of 50% or more of its capital stock, units, or other equity interests from the ownership existing on the Effective Date; or, the sale of 50% or more of the value of the assets of the parent of a Party. Upon a Change of Control, FreeButton and the Founders will use their reasonable best efforts to have the acquiring company assume all obligations under this Agreement.

15. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of California and United States of America. In addition to and in order to facilitate arbitration provided in this Agreement, the Parties agree to submit themselves exclusively to the jurisdiction and venue of the appropriate federal or state district court located in the County of San Diego, State of California, subject to the mandatory arbitration provisions of Section 18. The Parties expressly waive the right to any other jurisdiction or venue that they may have as a result of their present or future domiciles, or due to any other cause whatsoever.

16. Severability If any one or more of the provisions contained herein shall be held for any reason to be invalid, illegal or unenforceable in any respect, such provision shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

17. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

18. Dispute Resolution. Any controversy, dispute, claim, or breach arising out of or relating to any of the terms and conditions of this Agreement, or the performance of the Parties under this Agreement, which cannot be settled amicably by the Parties, shall be settled definitively and exclusively by arbitration proceedings conducted in accordance with the International Rules of the American Arbitration Association in effect as of the date hereof, except as modified hereby. The dispute shall be submitted to a single arbitrator, mutually selected by FreeButton and Distributor. If the Parties cannot agree on a single arbitrator, the single arbitrator shall be chosen by an individual arbitrator chosen by each of FreeButton and Distributor. The single arbitrator must be independent of each of the Parties. The arbitration shall be conducted in San Diego, California unless the Parties shall otherwise mutually agree. The laws of the State of California, United States of America shall apply. The costs and expenses of the arbitration, including the cost and expense of the single arbitrator, shall be borne equally by the Parties unless the single arbitrator determines that another allocation would be more equitable. The award in such arbitration may include costs, attorneys' fees, and injunctive relief and shall be final and binding on the Parties, and shall be enforceable in any court of competent jurisdiction. This section is expressly made pursuant to and shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-14.

19. Notices. Whenever either Party desires or is required to give notice hereunder to the other Party hereto, the notice shall be in writing and shall be deemed sufficiently given if delivered by hand, if deposited with a nationally recognized express delivery service, or if deposited in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, addressed as follows:

If to FreeButton:

FreeButton, Inc.

545 Second Street, #4

Encinitas, California 92024

Attention: James Lynch

with a copy (not constituting notice) to:

John P. Cleary, Esq.

Procopio, Cory, Hargreaves & Savitch LLP

12544 High Bluff Drive, Suite 300

San Diego, California 92130

Fax: (619) 744-5459

e-mail: john.cleary@procopio.com

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If to Distributor:

Rivalfly National Network, LLC

320 W. Ohio Street, Suite 501

Chicago, IL 60654

Attn: Allen Marrinson

with a copy (not constituting notice) to:

Gretchen Chesley, Esq.

Webster Powell LLP

320 W. Ohio Street, Suite 501

Chicago, IL 60654

Fax: (619) 744-5459

e-mail: gchesley@lawwp.com

or at such other address as such Party may hereafter specify by written notice to the other Party.

20. Entire Agreement. This Agreement contains the entire understanding and agreement between the Parties relating to the subject matter set forth herein, and all of their prior written or oral agreements, understandings or arrangements are merged herein. No amendment or modification hereof shall be binding upon either Party unless in writing and signed by the Party to be charged therewith.

21. Attorneys’ Fees and Costs. Should either Party employ an attorney or attorneys to enforce any of the provisions hereof, the non-prevailing Party agrees to pay to the prevailing Party all reasonable costs and expenses, including attorneys’ fees, incurred in connection therewith.

22. Interpretation. The Parties acknowledge and agree that Procopio, Cory, Hargreaves & Savitch LLP (“PCH&S”) has represented solely FreeButton in connection with the preparation of this Agreement and all other documents contemplated by this Agreement. Each of the Parties hereto has been involved in the negotiation, review, and execution of this Agreement, and each has had the opportunity to receive independent legal advice from attorneys of its choice with respect to the advisability of making and executing this Agreement. In the event of any dispute or controversy regarding this Agreement, the Parties hereto shall be considered to be the joint authors of this Agreement, and no provision of this Agreement shall be interpreted against any Party hereto because of authorship.

23. Waiver. The failure of any Party to insist on strict performance of a covenant hereunder or of any obligation hereunder shall not be a waiver of such Party's right to demand strict compliance therewith in the future, nor shall the same be construed as a novation of this Agreement.

24. Amendment. No change, modification, or amendment of this Agreement shall be valid or binding on the Parties unless such change or modification shall be in writing signed by the Party or Parties against whom the same is sought to be enforced.

25. Further Assurances. Each Party hereby covenants and agrees that it shall execute and deliver such documents as may be required to implement any of the provisions of this Agreement

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the day and year first above written.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FREEBUTTON, INC., a Nevada corporation

By:	/s/ James Lynch
Name: James Lynch Title: Chief Executive Officer

RIVALFLY NATIONAL NETWORK, LLC, an Illinois limited liability company

By:	/s/ Allen J. Marrison
Name: Allen J. Marrison Title: Manager

FOUNDERS:

/s/ James Lynch
James Lynch

/s/ Dallas Steinberger
Dallas Steinberger

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Exhibit A

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of October 22nd, 2013 (the “Effective Date”), by and between FreeButton, Inc., a Nevada corporation (the “Company”), and Rivalfly National Network, LLC, an Illinois limited liability company (the “Purchaser”).

RECITALS

WHEREAS, on October 22nd, 2013, the Company and the Purchaser entered into that certain Distribution Agreement (the “Distribution Agreement”) whereby the Company agreed to issue shares of the Company’s common stock (the “Shares”) to the Purchaser in exchange for distribution services and other consideration as more fully set forth in the Distribution Agreement.

WHEREAS, Section 3 of the Distribution Agreement details the conditions for the issuances of the Shares to the Purchaser, and upon achievement of those conditions the Company shall issue to the Purchaser pursuant to this Agreement the number of Shares to which the Purchaser is entitled pursuant to the Distribution Agreement.

WHEREAS, on the terms and subject to the conditions contained herein, the Purchaser is willing to purchase from the Company and the Company is willing to sell to the Purchaser, up to 25,512,500 Shares.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Agreement to Sell and Purchase. Pursuant to the terms and conditions set forth in this Agreement, at each Closing (as defined in Section 2), the Company shall sell to the Purchaser, and the Purchaser shall purchase from the Company, up to 25,512,500 Shares, as more specifically set forth in the Distribution Agreement, a copy of which is attached hereto and incorporated herein by this reference as Exhibit A.

2. Delivery. The sale and purchase of the Shares shall take place at closings (the “Closing”) to be held at such time and place as the Company and the Purchaser may determine in accordance with the conditions to issuance of the Shares set forth in the Distribution Agreement. At each Closing, the Company will deliver to the Purchaser the Shares issuable.

3. Conditions to Closing.

a. Conditions to Closing of the Purchaser. The obligations of the Purchaser to purchase the Shares at the Closing are subject to the fulfillment, on or prior to the Closing, of the following conditions, unless otherwise waived.

i. Representations and Warranties. The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects at each Closing.

ii. Consents and Waivers. Except for any notices required or permitted to be filed after the Closing with certain federal and state securities commissions, the Company shall have made any and all filings and obtained any and all governmental or third party consents, permits, authorizations, approvals and waivers necessary for the lawful sale and issuance of the Shares.

iii. Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing.

iv. Legal Requirements. At the Closing, the sale and issuance by the Company, and the purchase by the Purchaser, of the Shares shall be legally permitted by all laws and regulations to which the Purchaser or the Company are subject.

v. Lock-Up Agreement. The execution of a lock-up agreement with respect to the shares owned by James Lynch and Dallas Steinberger, in substantially the form attached hereto as Exhibit B-1.

b. Conditions to Closing of the Company. The Company’s obligation to issue and sell the Shares at the Closing is subject to the fulfillment, on or prior to the Closing, of the following conditions, any of which may be waived in whole or in part in writing by the Company:

i. Representations and Warranties. The representations and warranties made by the Purchaser in Section 5 hereof shall be true and correct at each Closing.

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ii. Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Shares.

iii. Legal Requirements. At the Closing, the sale and issuance by the Company, and the purchase by the Purchaser, of the Shares shall be legally permitted by all law and regulations to which the Purchaser or the Company are subject.

iv. Achievement of Milestones. The Purchaser shall have achieved the designated milestone(s) for issuance of the Shares pursuant to Section 3 of the Distribution Agreement, and shall not be in breach of any material provision of the Distribution Agreement.

v. Lock-Up Agreement. The execution of a lock-up agreement with respect to the Shares issued or issuable to the Purchaser by and among the Company and the Purchaser, in substantially the form attached hereto as Exhibit B-2.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that on the date hereof, and except as may be set forth herein, all of the following representations, warranties and covenants are true, correct and complete except as qualified or limited in any manner by the information set forth in the Company’s Form 10-K for the year ended December 31, 2012 and other reports filed with the Securities Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof (“Exchange Act Filings”):

a. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company has the power and authority to own and operate its properties and assets and, insofar as it is or shall be a party thereto, to: (a) execute and deliver (i) this Agreement, (ii) the Shares to be issued in connection with this Agreement, and (iii) all other documents, instruments and agreements entered into in connection with the transactions contemplated hereby and thereby; (b) issue and sell the Shares; and (c) carry out the provisions of this Agreement and to carry on its business as presently conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature or location of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so has not, or could not reasonably be expected to have a material adverse effect on the business, assets, liabilities, financial condition, properties, operations or prospects of the Company (a “Material Adverse Effect”).

b. Capitalization; Voting Rights.

i. The authorized capital stock of the Company, as of the date hereof consists of 75,000,000 shares, of which 75,000,000 are shares of Common Stock, par value $0.001 per share, 33,844,260 shares of which are issued and outstanding.

ii. Other than as set forth in the Exchange Act Filings, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or arrangements or agreements of any kind for the purchase or acquisition from the Company of any of its securities.

iii. All issued and outstanding shares of the Company’s Common Stock: (1)have been duly authorized and validly issued and are fully paid and non-assessable; and (2)were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

iv. The rights, preferences, privileges and restrictions of the shares of the Common Stock are as stated in the Company’s Articles of Incorporation (the “Charter”). When issued in compliance with the provisions of this Agreement and the Charter, the Shares will be validly issued, fully paid and non-assessable, and will be free of any liens or encumbrances; provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

v. Authorization; Binding Obligations. All corporate action on the part of the Company necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder at the Closing and, the authorization, sale, issuance and delivery of the Shares have been taken or will be taken prior to the Closing. This Agreement, when executed and delivered and to the extent it is a party thereto, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, exceptas limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and general principles of equity that restrict the availability of equitable or legal remedies.

c. Liabilities; Solvency. The Company has no liabilities, except current liabilities incurred in the ordinary course of business and liabilities disclosed in any of the Exchange Act Filings.

d. Compliance with Other Instruments. To the actual present knowledge of the Company and the Company’s Chief Executive Officer (“Knowledge”), and except with respect to facts disclosed herein or in the Exchange Act Filings, the Company is not in violation or default of (a) any term of its Charter or Bylaws, or (b) any provision of any indebtedness, mortgage, indenture, contract, agreement or instrument to which it is party or by which it is bound or of any judgment, decree, order or writ, which violation or default, in the case of this clause (b), has had, or could reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of and compliance with this Agreement, and the issuance and sale of the Shares pursuant hereto, will not result in any such material violation.

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e. Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s Knowledge, currently threatened against the Company that prevents the Company from entering into this Agreement, or from consummating the transactions contemplated hereby. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

f. Valid Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained in this Agreement, the offer, sale and issuance of the Shares will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

g. Exchange Act Filings. The Company has filed all proxy statements, reports and other documents required to be filed by it under the Exchange Act, and the Company has made available to the Purchaser copies of its Exchange Act Filings. Each Exchange Act Filing was to the Knowledge of the Company, at the time of its filing, in substantial compliance with the requirements of its respective form and to the Company’s Knowledge none of the Exchange Act Filings, nor the financial statements (and the notes thereto) included in the Exchange Act Filings, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

h. Stop Transfer. The Shares are restricted securities as of the date of this Agreement. The Company will not issue any stop transfer order or other order impeding the sale and delivery of any of the Shares at such time as the Shares are registered for public sale or an exemption from registration is available, except as required by state and federal securities laws.

5. Representations and Warranties of the Purchaser. The Purchaser hereby represents, warrants and covenants to the Company upon acquisition of the Shares as follows:

a. No Shorting. Neither the Purchaser nor any of its affiliates and investment partners has, nor will cause any person or entity, to directly engage in “short sales” of the Company’s Common Stock.

b. Requisite Power and Authority. The Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out their provisions. All corporate action on the Purchaser’s part required for the lawful execution and delivery of this Agreement have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement will be valid and binding obligations of the Purchaser, enforceable in accordance with their terms, except:

i. as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and

ii. as limited by general principles of equity that restrict the availability of equitable and legal remedies.

c. Investment Representations. The Purchaser understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Purchaser’s representations contained in this Agreement, including, without limitation, that the Purchaser is an “accredited investor” within the meaning of Regulation D under the Securities Act. The Purchaser confirms that he/she/it has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Shares to be purchased under this Agreement. The Purchaser further confirms that he/she/it has had an opportunity to ask questions and receive answers from the Company regarding the Company’s business, management and financial affairs and the terms and conditions of the offering of the Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Purchaser or to which the Purchaser had access. The Purchaser further confirms that it has a substantive, pre-existing relationship with the Company and was not solicited by the Company by way of a pending registration statement and was not otherwise directed to the Company as a result of a pending registration statement.

d. The Purchaser Bears Economic Risk. The Purchaser and each of its affiliates and investment partners has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it and they are capable of evaluating the merits and risks of its investment in the Company and each has the capacity to protect its/his/her own interests. The Purchaser must bear the economic risk of this investment until the Shares are sold pursuant to: (i) an effective registration statement under the Securities Act; or (ii) an exemption from registration is available with respect to such sale.

e. Acquisition for Own Account. The Purchaser is acquiring the Shares for the Purchaser’s own account for investment only, and not as a nominee or agent and not with a view towards or for resale in connection with their distribution.

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f. The Purchaser Can Protect Its Interest. The Purchaser represents that by reason of its, or of its management’s, business and financial experience, the Purchaser has the capacity to evaluate the merits and risks of its investment in the Shares and to protect its own interests in connection with the transactions contemplated in this Agreement. Further, the Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

g. Non-Public Information. Neither the Purchaser nor any of its affiliates or investment partners currently has or will have at the time of the applicable Closing possession of material, non-public information regarding the Company.

h. Legends.

i. The Shares shall bear a legend which shall be in substantially the following form until such shares are covered by an effective registration statement filed with the SEC:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE LAWS OR (B) AN EXEMPTION FROM SUCH REGISTRATION.”

6. Covenants of the Company. The Company covenants and agrees with the Purchaser that prior to the full repayment of the Notes (together with all accrued and unpaid interest and fees related thereto):

a. Stop-Orders. The Company will, by written notice, advise the Purchaser promptly after it receives notice of issuance by the SEC, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose and no such notice has been received by the Company as of the date of this Agreement.

b. Reissuance of Securities. The Company agrees to reissue certificates representing the Shares without the legends set forth in Section 5(i) above at such time as:

i. the holder thereof is permitted to dispose of such Shares pursuant to Rule 144 under the Securities Act; or

ii. upon resale subject to an effective registration statement after such Shares are registered under the Securities Act.

c. Reissuance of Securities. The Company shall cooperate in good faith with Purchaser should it desire to re-issue some or all certificates representing the Shares with the legends set forth in Section 5(1), and shall not object to or otherwise take any steps to preclude such reissuance with said legend.

d. The Company agrees to cooperate with the Purchaser in connection with all resales pursuant to Rule 144 and provide legal opinions necessary and if appropriate to allow such resales provided the Company and its counsel receive reasonably requested representations from the Purchaser and broker, if any.

7. Covenants of the Purchaser. The Purchaser covenants and agrees with the Company as follows:

a. Confidentiality. The Purchaser will not disclose, nor will it include in any public announcement, the name of the Company, unless expressly agreed to by the Company or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

b. Non-Public Information. Neither the Purchaser nor any of its affiliates or investment partners will effect any sales in the shares of the Common Stock of the Company while in possession of material, non-public information regarding the Company.

8. Miscellaneous.

a. Governing Law, Jurisdiction and Waiver of Jury Trial.

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i. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

ii. THE COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE AND/OR FEDERAL COURTS LOCATED IN THE COUNTY OF CLARK, STATE OF NEVADA SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY, ON THE ONE HAND, AND THE PURCHASER, ON THE OTHER HAND, PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT; PROVIDED, THAT THE PURCHASER AND THE COMPANY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF CLARK, STATE OF NEVADA.

b. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid or illegal under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity or illegality, without invalidating the remainder of such provision or the remaining provisions thereof which shall not in any way be affected or impaired thereby.

c. Successors. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person or entity which shall be a holder of the Shares from time to time, other than the holders of Common Stock which has been sold by any Purchaser pursuant to Rule 144 or an effective registration statement. All of the terms, conditions, promises, covenants, provisions and warranties of this Agreement shall inure to the benefit of each of the undersigned, and shall bind the representatives, successors and permitted assigns of the Company.

d. Entire Agreement. This Agreement, the exhibits and schedules hereto and thereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

e. Amendment and Waiver.

i. This Agreement may be amended or modified only upon the written consent of the Company and the Purchaser.

ii. The obligations of the Company and the rights of the Purchaser under this Agreement may be waived only with the written consent of the Purchaser.

iii. The obligations of the Purchaser and the rights of the Company under this Agreement may be waived only with the written consent of the Company.

f. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Related Agreements, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement or the Related Agreements, by law or otherwise afforded to any party, shall be cumulative and not alternative.

g. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:

i. upon personal delivery to the party to be notified;

ii. when sent by confirmed facsimile or e-mail, if sent during normal business hours of the recipient, if not, then on the next business day;

iii. three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or

iv. one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

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All communications shall be sent as follows:

If to the Company:	FreeButton, Inc. 545 Second Street, #4 Encinitas, CA 92024 James Lynch, Chief Executive Officer e-mail: james@freebutton.com
with a copy to:	Procopio, Cory, Hargreaves & Savitch LLP 12544 High Bluff Drive, Suite 300 San Diego CA 92130 Attention: John P. Cleary, Esq. e-mail: john.cleary@procopio.com
If to the Purchaser:	To the address indicated under its signature on the signature pages hereto or at such other address as the Company or the Purchaser may designate by written notice to the other party hereto given in accordance herewith.

h. Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 8(h) being untrue.

i. Interpretation. The parties acknowledge and agree that Procopio, Cory, Hargreaves & Savitch LLP has represented solely the Company in connection with the preparation of this Agreement. Each of the parties hereto has been involved in the negotiation, review, and execution of this Agreement, and each has had the opportunity to receive independent legal advice from attorneys of its Registration Rights Agreement. In the event of any dispute or controversy regarding this Agreement, the parties hereto shall be considered to be the joint authors of this Agreement, and no provision of this Agreement or any Registration Rights Agreement shall be interpreted against any party hereto because of authorship.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed the SECURITIES PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:		PURCHASER:

FREEBUTTON, INC.		RIVALFLY NATIONAL NETWORK, LLC

By:	/s/ James Lynch	By:	/s/ Allen J. Marrison
Name: James Lynch		Name: Allen J. Marrison
Title: Chief Executive Officer		Title: Managing Member

Address:

320 W. Ohio St.
Suite 501
Chicago, IL 60654

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EXHIBIT A

Distribution Agreement

(see attached)

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EXHIBIT B-1

Lock-Up Agreement (Lynch and Steinberger)

October __, 2013

Rivalfly National Networks, LLC

[ADDRESS]

RE:	FreeButton, Inc.

Dear Purchaser:

Reference is made to the Stock Purchase Agreement by and among FreeButton, Inc., a Nevada corporation (the “Company”), and the Purchaser identified on the signature page thereto (the “Purchaser”), of even date herewith (the “Purchase Agreement”). This letter agreement is being delivered pursuant to Section 3(a)(v) of the Purchase Agreement. Capitalized terms not otherwise defined herein shall have the respective meanings assigned to them in the Purchase Agreement.

In order to induce the Purchaser to purchase the shares of the Company’s common stock (the “Shares”) and provide the services set forth in the Distribution Agreement by and between the Company and the Purchaser, for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby agrees that, for so long as the undersigned remains as the Chief Executive Officer of the Company, the undersigned will not, without the prior written approval of the Purchaser, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any of the Shares held by the undersigned, including any securities acquired by the undersigned hereafter in respect of the Shares by way of dividends, stock splits, or other reclassification (collectively, the “Lock-Up Securities”), or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of common stock or other securities, in cash or otherwise. Notwithstanding anything contained herein to the contrary, the undersigned may transfer Lock-Up Securities (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree in writing to be bound by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees in writing to be bound by the restrictions set forth herein, and provided further, that any such transfer shall not involve a disposition for value, or (iii) as part of a sale of 100% of the outstanding capital stock of the Company.

Upon any permitted sale, transfer or assignment of the Shares as set forth above, the recipient, assignee and/or transferee of the Shares shall agree to enter into a Lock-Up Agreement by executing a counterpart signature page hereto.

Notwithstanding the foregoing, the Lock-Up Securities shall be released from the obligations and covenants set forth in the immediately foregoing paragraph, in accordance with the following schedule:

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Release Milestones:	Amount to be Released:
6-month anniversary of the Closing Date	100% of all Lock-Up Securities

The undersigned also agrees and consents to the entry of stock transfer instructions with the Company’s transfer agent and/or registrar against the transfer of the Lock-Up Securities except in compliance with the terms of this agreement.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

Very truly yours,

James Lynch

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EXHIBIT B-2

Lock-Up Agreement (the Purchaser)

October __, 2013

FreeButton, Inc.

545 Second Street, #4

Encinitas, CA 92024

Attn: James Lynch

RE:	FreeButton, Inc.

Dear Mr. Lynch:

Reference is made to the Stock Purchase Agreement by and among FreeButton, Inc., a Nevada corporation (the “Company”), and the undersigned investor (the “Purchase Agreement”). This letter agreement is being delivered pursuant to Section 3(b)(v) of the Purchase Agreement. Capitalized terms not otherwise defined herein shall have the respective meanings assigned to them in the Purchase Agreement.

In order to induce the Company to sell and issue the shares of the Company’s common stock (the “Shares”), to the undersigned pursuant to the Purchase Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby agrees that the undersigned will not, without the prior written approval of the Company’s Chief Executive Officer, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any of the Shares held by the undersigned, including any securities acquired by the undersigned hereafter in respect of the Shares by way of dividends, stock splits, or other reclassification (collectively, the “Lock-Up Securities”), or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of common stock or other securities, in cash or otherwise. Notwithstanding anything contained herein to the contrary, the undersigned may transfer Lock-Up Securities (any transferred being the “Permitted Transfer Shares”) (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree in writing to be bound by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees in writing to be bound by the restrictions set forth herein, and provided further, that any such transfer shall not involve a disposition for value, (iii) to its Members, (iv) as part of a sale of 100% of the outstanding capital stock of the Company, or (v) in one or more private transactions to a bona fide third-party purchaser not conducted through the Trading Market, provided that (A) the sale and transfer is effected in accordance with any applicable securities laws, and if requested by the Company, the undersigned shall have delivered an opinion of counsel reasonably acceptable to the Company to that effect, and (B) the proposed transferee agrees in writing that the provisions of this Lock-Up Agreement shall continue to apply to the transferred Shares in the hands of such proposed transferee.

Upon any permitted sale, transfer or assignment of the Shares as set forth above, the recipient, assignee and/or transferee of the Shares shall agree to enter into a Lock-Up Agreement by executing a counterpart signature page hereto.

Notwithstanding the foregoing, the Lock-Up Securities shall be released from the obligations and covenants set forth in the immediately foregoing paragraph, in accordance with the following schedule:

Release Milestones:	Amount to be Released:
12-month anniversary of the issuance of the Shares	100% of all Lock-Up Securities, including Permitted Transfer Shares, if any; provided, however, that the Purchaser cannot sell the number of equity securities during any three-month period that exceeds the greater of 1% of the outstanding shares of the same class being sold, or if the class is listed on a stock exchange, the greater of 1% or the average reported weekly trading volume during the four weeks preceding the filing of a notice of sale on Form 144 by the Purchaser.

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The undersigned also agrees and consents to the entry of stock transfer instructions with the Company’s transfer agent and/or registrar against the transfer of the Lock-Up Securities except in compliance with the terms of this agreement.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

Very truly yours,

RIVALFLY NATIONAL NETWORK, LLC

By:

Name:

Title:

Address:

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